                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          DIGITAL INSIGHT CORPORATION
                      ----------------------------------
            (Exact name of registrant as specified in its charter)

              DELAWARE                                   77-0493142
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                               26025 MUREAU ROAD
                              CALABASAS, CA 91302
     ---------------------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class            Name of each exchange on which
          to be so registered            each class is to be registered
          -------------------            ------------------------------

                 None                                 None


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-81547

     Securities to be registered pursuant to Section 12(g) of the Act:

                        COMMON STOCK, $0.001 par value
                        ------------------------------
                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the section entitled "Description of Capital Stock -- Common Stock" contained in Registrant's Registration Statement on Form S-1 filed on June 25, 1999 (File No. 333-81547) (the "S-1 Registration Statement"), as amended by Amendment No.1 to the S-1 Registration Statement, filed on September 13, 1999.

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this registration statement:

          3.1* Second Amended and Restated Certificate of Incorporation of Registrant.

          3.2* Form of Third Amended and Restated Certificate of Incorporation of Registrant to be filed immediately following the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

          3.3*   Amended and Restated Bylaws of Registrant.

          3.4* Form of Restated Bylaws of Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

          4.1+   Form of Registrant's Common Stock certificate.

          4.2* Second Amended and Restated Rights Agreement, dated as of May 26, 1999, among the Registrant and certain of the Registrant's security holders.
______________________
* Incorporated by reference to the Exhibit of the same number to the S-1 Registration Statement of Registrant, File No. 333-81547, filed with the Securities and Exchange Commission on June 25, 1999.

+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-81547, filed with the Securities and Exchange Commission on September 13, 1999.

                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: September 27, 1999             DIGITAL INSIGHT CORPORATION


                                     By: /s/ Kevin McDonnell
                                         _______________________________________
                                           Kevin McDonnell,
                                           Vice President, Finance,
                                           Chief Financial Officer and Secretary

                                   FORM 8-A

                          DIGITAL INSIGHT CORPORATION

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
-----------


        3.1* Second Amended and Restated Certificate of Incorporation of Registrant.

        3.2* Form of Third Amended and Restated Certificate of Incorporation of Registrant to be filed immediately following the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

        3.3*   Amended and Restated Bylaws of Registrant.

        3.4* Form of Restated Bylaws of Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

        4.1+   Form of Registrant's Common Stock certificate.

        4.2* Second Amended and Restated Rights Agreement, dated as of May 26, 1999, among the Registrant and certain of the Registrant's security holders.
______________________
* Incorporated by reference to the Exhibit of the same number to the S-1 Registration Statement of Registrant, File No. 333-81547, filed with the Securities and Exchange Commission on June 25, 1999.

+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-81547, filed with the Securities and Exchange Commission on September 13, 1999.